Exhibit 24.1
POWER OF ATTORNEY
     Each of the undersigned, being a management committee representative and/or officer of The Williams Companies, Inc., a Delaware corporation, hereby constitutes and appoints James. J. Bender, La Fleur C. Browne, and Tami Carson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead in any and all capacities, to sign this registration statement on Form S-4 filed by The Williams Companies, Inc. pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act, and otherwise), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, each of the undersigned has executed this instrument on this 21st day of May, 2009.

Name	Title	Date

/s/ Steven J. Malcolm Steven J. Malcolm	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 21, 2009

/s/ Donald R. Chappel Donald R. Chappel	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	May 21, 2009

/s/ Ted T. Timmermans Ted T. Timmermans	Controller (Principal Accounting Officer)	May 21, 2009

/s/ Joseph R. Cleveland Joseph R. Cleveland	Director	May 21, 2009

/s/ Kathleen B. Cooper Kathleen B. Cooper	Director	May 21, 2009

/s/ Irl F. Engelhardt Irl F. Engelhardt	Director	May 21, 2009

/s/ William R. Granberry William R. Granberry	Director	May 21, 2009

Name	Title	Date

/s/ William E. Green William E. Green	Director	May 21, 2009

/s/ Juanita H. Hinshaw Juanita H. Hinshaw	Director	May 21, 2009

/s/ W.R. Howell W.R. Howell	Director	May 21, 2009

/s/ George A. Lorch George A. Lorch	Director	May 21, 2009

/s/ William G. Lowrie William G. Lowrie	Director	May 21, 2009

/s/ Francis T. MacInnis Francis T. MacInnis	Director	May 21, 2009

/s/ Janice D. Stoney Janice D. Stoney	Director	May 21, 2009
ATTEST:
/s/ La Fleur C. Browne
La Fleur C. Browne
Secretary

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